UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

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Crexendo, Inc.

(Exact Name of Registrant as Specified in Its Charter)

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Nevada	87-0591719
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1615 S. 52nd Street, Tempe, Arizona	85251
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each classto be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value	The NASDAQ Stock Market LLC
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 If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

Securities Act registration statement file numbers to which this form relates: None

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock of Crexendo, Inc. (the “Company”) is set forth in the Company’s registration statements on form S1 with a registration number of 333-45356, originally filed with the Securities and Exchange Commission on September 7, 2000 and on the form S-1/A with a registration number of 333-79751 originally filed with the Securities and Exchange Commission on November 18, 1999 both of which are hereby incorporated by reference. The description of the Stock is amended by Exhibit 4.3 of the 2019 Form 10K filed by the Company with the Securities and Exchange Commission on March 3, 2020 which is further incorporated by reference. Copies of such descriptions will be filed with The NASDAQ Stock Market LLC.

Item 2. Exhibits.

No exhibits are required to be filed as the securities being registered on this form (1) are being registered on The NASDAQ Stock Market LLC on which no other securities of the Company are registered, and (2) are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Crexendo, Inc.

Date: July 2, 2020	By:	/s/ Ronald Vincent
Ronald Vincent
Chief Financial Officer